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                                                                   Exhibit 23.2

                         INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in the Registration
Statements of Surge Components, Inc. (the "Company") on Form S-8 (No. 333-60787) and Form S-3 (No. 333-63371) of our report, dated February 16, 2001 (with respect to Notes 2 and 4, March 6, 2001, Notes 9 and 11, March 8, 2001, and Note 17, March 9, 2001), on our audit of the financial statements of the Company for the year ended November 30, 2000 which report is included in this Annual Report on Form 10-KSB for the year ended November 30, 2000.


Richard A. Eisner & Company, LLP

New York, New York
March 15, 2001